EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

FIC INVESTMENTS USA CORP.
Suite 3800 Wells Fargo Center
999 3rd Avenue, Seattle WA
98104

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of FIC Investments USA Corp. (the "Company") at a price of $1.00 per Share (the "Subscription Price") Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: FIC Investments USA Corp.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/Tax I.D.

Number of Shares Purchased Total Subscription Price

__________________________ _______________________

Form of Payment: Cash _________________
Check# _________________
Other _________________

ACCEPTED THIS _____ DAY OF ________________, _______.

FIC Investments USA Corp.

BY: __________________________________

Title: ___________________________